Exhibit 99.1
CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
July 28, 2011
STARWOOD REPORTS SECOND QUARTER 2011 RESULTS
WHITE PLAINS, NY, July 28, 2011 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported second quarter 2011 financial results.
Second Quarter 2011 Highlights
•	Excluding special items, EPS from continuing operations was $0.50, an increase of 43% compared to 2010. Including special items, EPS from continuing operations was $0.77.

•	Adjusted EBITDA was $262 million.

•	Excluding special items, income from continuing operations was $97 million. Including special items, income from continuing operations was $150 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 11.8% (8.2% in constant dollars) compared to 2010. System-wide REVPAR for Same-Store Hotels in North America increased 9.5% (8.7% in constant dollars).

•	Management fees, franchise fees and other income increased 13.6% compared to 2010.

•	Worldwide Same-Store company-operated gross operating profit margins increased approximately 90 basis points compared to 2010. Gross operating profits were negatively impacted by events in the Middle East, North Africa and Japan.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 18.5% (12.5% in constant dollars) compared to 2010. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 10.8% (8.7% in constant dollars).

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide increased approximately 225 basis points compared to 2010.

•	Earnings from our vacation ownership and residential business were flat compared to 2010.

•	During the quarter, the Company completed the sales of two wholly-owned hotels and one consolidated joint venture hotel for cash proceeds of approximately $281 million and the assumption of approximately $57 million of debt by the buyer.

•	During the quarter, the Company signed 22 hotel management and franchise contracts representing approximately 5,900 rooms and opened 13 hotels and resorts with approximately 2,900 rooms.

Second Quarter 2011 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2011 of $0.77 per share compared to $0.42 in the second quarter of 2010. Excluding special items, EPS from continuing operations was $0.50 for the second quarter of 2011 compared to $0.35 in the second quarter of 2010. Special items in the second quarter of 2011, which totaled $53 million (after-tax), primarily relate to a tax benefit associated with the sale of two wholly-owned hotels. Excluding special items, the effective income tax rate in the second quarter of 2011 was 25.4%, compared to 16.1% in the second quarter of 2010.
Income from continuing operations was $150 million in the second quarter of 2011 compared to $79 million in the second quarter of 2010. Excluding special items, income from continuing operations was $97 million in the second quarter of 2011 compared to $67 million in the second quarter of 2010.
Net income was $131 million and $0.68 per share in the second quarter of 2011 compared to $114 million and $0.61 per share in the second quarter of 2010. Net income in the second quarter of 2011 includes an $18 million after-tax loss in discontinued operations from the sale of a consolidated joint venture hotel and net income in the second quarter of 2010 included a $36 million after-tax gain in discontinued operations from the sale of a wholly-owned hotel.
Frits van Paasschen, CEO said, “We continue to see strong demand across both business and leisure travelers. This demand fueled growth across each of our nine distinct and compelling brands. Our efforts to hold the line on costs enabled us to beat EBITDA and EPS expectations in the quarter.”
“Our senior leadership team relocated to China for the month of June as part of an effort to get closer to this growing market. Being there has reinforced our view that China and other rapidly growing markets represent a once-in-a-lifetime growth opportunity for us. Our asset light business model and global brands are well-positioned to benefit from this phenomenon.”
Six Months Ended June 30, 2011 Earnings Summary
Income from continuing operations was $179 million in the six months ended June 30, 2011 compared to $109 million in the same period in 2010. Excluding special items, income from continuing operations was $155 million in the six months ended June 30, 2011 compared to $91 million in the same period in 2010.
Net income was $159 million and $0.82 per share in the six months ended June 30, 2011 compared to $144 million and $0.77 per share in the same period in 2010.
Adjusted EBITDA was $470 million in the six months ended June 30, 2011 compared to $405 million in the same period in 2010.

Second Quarter 2011 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 11.8% (8.2% in constant dollars) compared to the second quarter of 2010. International System-wide REVPAR for Same-Store Hotels increased 14.8% (7.4% in constant dollars).
Worldwide System-wide REVPAR for Same-Store changes by region:

	REVPAR
Region	Reported	Constant dollars
North America	9.5%	8.7%
Europe	24.8%	12.2%
Asia Pacific	14.4%	7.3%
Africa and the Middle East	(7.1)%	(7.2)%
Latin America	17.1%	17.1%
Increases in REVPAR for Worldwide System-wide Same-Store hotels by brand:

	REVPAR
Brand	Reported	Constant dollars
St. Regis/Luxury Collection	20.6%	14.9%
W Hotels	16.9%	15.8%
Westin	11.7%	8.3%
Sheraton	8.3%	5.2%
Le Méridien	14.2%	7.6%
Four Points by Sheraton	12.0%	8.2%
Aloft	16.6%	16.3%
Excluding North Africa and Japan, REVPAR increases in constant dollars were 7.5% for Sheraton and 9.4% for Le Méridien.
Worldwide Same-Store company-operated gross operating profit margins increased approximately 90 basis points compared to 2010. International gross operating profit margins for Same-Store company-operated properties were flat, negatively impacted by political unrest in the Middle East and North Africa, as well as the earthquake in Japan. North American Same-Store company-operated gross operating profit margins increased approximately 170 basis points, driven by REVPAR increases and cost controls.
Management fees, franchise fees and other income were $201 million, up $24 million, or 13.6% from the second quarter of 2010. Management fees increased 11.0% to $111 million and franchise fees increased 19.5% to $49 million. Excluding North Africa and Japan, management fees increased 16.1%.
During the second quarter of 2011, the Company signed 22 hotel management and franchise contracts, representing approximately 5,900 rooms, of which 20 are new builds and two are conversions from other brands. At June 30, 2011, the Company had over 350 hotels in the active pipeline representing almost 90,000 rooms.

During the second quarter of 2011, 13 new hotels and resorts (representing approximately 2,900 rooms) entered the system, including the W St. Petersburg (Russia, 137 rooms), St. Regis Bangkok (Thailand, 116 rooms), Sheraton Bangalore (India, 230 rooms), The Westin Playa Conchal (Costa Rica, 406 rooms) and The Chatwal, a Luxury Collection Hotel (New York, 83 rooms). Six properties (representing approximately 1,700 rooms) were removed from the system during the quarter, including the 941 room Boston Park Plaza, where we sold our interest in the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 18.5% (12.5% in constant dollars) in the second quarter of 2011 when compared to 2010. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 10.8% (8.7% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 27.9% (17.2% in constant dollars).
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 9.3% while costs and expenses increased 5.9% when compared to 2010. Margins at these hotels increased approximately 255 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 15.0% (9.3% in constant dollars) while costs and expenses increased 11.7% (6.5% in constant dollars) when compared to 2010. Margins at these hotels increased approximately 225 basis points.
Revenues at owned, leased and consolidated joint venture hotels were $478 million, compared to $437 million in 2010. Expenses at owned, leased and consolidated joint venture hotels were $381 million compared to $347 million in 2010. Second quarter results were impacted by the effect of the earthquake at the new leased St. Regis Osaka, five renovations and three asset sales.
Vacation Ownership
Total vacation ownership revenues increased 9.9% to $144 million compared to 2010. Originated contract sales of vacation ownership intervals increased 8.1% primarily due to improved sales performance from existing owner channels and increased tour flow from new buyer preview packages. The number of contracts signed increased 5.3% when compared to 2010 and the average price per vacation ownership unit sold increased 2.0% to approximately $14,800, driven by inventory mix.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses decreased 4.3% to $88 million compared to $92 million in 2010. Selling, general, administrative and other expenses declined relative to 2010 due to lower accruals for incentive compensation and lower legal expenses, offset by a weaker dollar.
Capital
Gross capital spending during the quarter included approximately $51 million of maintenance capital and $32 million of development capital. Net investment spending on vacation ownership interest (“VOI”) and residential inventory was $31 million, primarily related to the St. Regis Bal Harbour project.
Asset Sales
During the quarter, the Company completed the sales of two wholly-owned hotels, the Westin Gaslamp (San Diego) and W City Center (Chicago), for cash proceeds of approximately $237 million. These hotels were sold subject to long-term management contracts. Additionally during the quarter, the Company sold a consolidated joint venture hotel, the Boston Park Plaza, for cash proceeds of approximately $44 million and the buyer assumed $57 million of debt that was previously on our balance sheet. The Company recognized an after-tax loss in discontinued operations of $18 million as a result of the sale.
Balance Sheet
At June 30, 2011, the Company had gross debt of $2.800 billion, excluding $422 million of debt associated with securitized vacation ownership notes receivable. Additionally, the Company had cash and cash equivalents of $1.060 billion (including $61 million of restricted cash), and net debt of $1.740 billion, compared to net debt of $2.121 billion as of March 31, 2011. Net debt at June 30, 2011 including debt and restricted cash ($18 million) associated with securitized vacation ownership notes receivables was $2.144 billion.
At June 30, 2011, debt was approximately 77% fixed rate and 23% floating rate and its weighted average maturity was 3.74 years with a weighted average interest rate of 6.79% excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $2.546 billion.
Outlook
For the three months ended September 30, 2011:
•	Adjusted EBITDA is expected to be approximately $225 million to $235 million, including asset sales completed to date, which reduce EBITDA by approximately $8 million, and assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 7% to 9% in constant dollars (approximately 500 basis points higher in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 8% to 10% in constant dollars (approximately 700 basis points higher in dollars at current exchange rates).

•	Management fees, franchise fees and other income increase of approximately 13% to 15%.

•	Earnings from our vacation ownership and residential business are flat.

•	Depreciation and amortization is expected to be approximately $76 million.

•	Interest expense is expected to be approximately $55 million.

•	Income from continuing operations is expected to be approximately $70 million to $78 million, reflecting an effective tax rate of approximately 25%.

•	Assuming all of the above, EPS before special items is expected to be approximately $0.36 to $0.40.
For the Full Year 2011:
Macro-economic and geo-political environments remain uncertain. We believe that several scenarios are possible. With low supply growth in developed markets and high demand growth in emerging markets, rate improvement will be the key driver of 2011 results. Based on trends to date, our outlook assumes a normal lodging recovery in 2011, negatively impacted by Japan, North Africa and Mexico; and asset sales completed year to date:
•	Adjusted EBITDA is expected to be approximately $975 million to $1 billion, assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 7% to 9% in constant dollars (approximately 300 basis points higher in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 8% to 10% in constant dollars (approximately 400 basis points higher in dollars at current exchange rates).

•	Asset sales completed to date reduce EBITDA for the year by approximately $20 million.

•	Margin increases at Branded Same-Store Owned Hotels Worldwide of 150 to 200 basis points.

•	Management fees, franchise fees and other income increase of approximately 11% to 13% and were negatively impacted by approximately 200 basis points by Japan and North Africa.

•	Earnings from our vacation ownership and residential business of approximately $130 million to $140 million.

•	Selling, general and administrative expenses increase 4% to 5%.
•	Depreciation and amortization is expected to be approximately $310 million.
•	Interest expense is expected to be approximately $230 million and cash taxes will be approximately $80 million.
•	Full year effective tax rate is expected to be approximately 25%.

•	Assuming all of the above, EPS before special items is expected to be approximately $1.67 to $1.77.
•	Full year capital expenditure (excluding vacation ownership and residential inventory) is expected to be approximately $300 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $150 million. Vacation ownership (excluding Bal Harbour) is expected to generate approximately $165 million in positive cash flow.
•	The Company currently expects closings on Bal Harbour residential units to commence in late fourth quarter 2011. The Company’s current outlook does not include any revenue recognition or cash flows associated with these potential closings. The Company does, however, expect there to be revenue recognition and cash flows from closings in the fourth quarter of 2011 and the Company will provide updates as the year progresses. Bal Harbour capital expenditure for 2011 is expected to be approximately $150 million.

Special Items
The Company’s special items netted to a benefit of $2 million ($53 million after-tax) in the second quarter of 2011 compared to a benefit of $21 million ($12 million after-tax) in the same period of 2010.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Six Months Ended
June 30,			June 30,
2011	2010		2011	2010
$97	$67	Income from continuing operations before special items	$155	$91

$0.50	$0.35	EPS before special items	$0.80	$0.48

		Special Items
—	1	Restructuring, goodwill impairment, and other special charges (credits), net (a)	—	1
2	20	Gain (loss) on asset dispositions and impairments, net (b)	(31)	21

2	21	Total special items — pre-tax	(31)	22
—	(9)	Income tax benefit (expense) for special items (c)	—	(4)
51	—	Income tax benefit (expense) associated with dispositions (d)	55	—

53	12	Total special items — after-tax	24	18

$150	$79	Income from continuing operations	$179	$109

$0.77	$0.42	EPS including special items	$0.92	$0.58

(a)	During the three and six months ended June 30, 2010, the Company recorded restructuring credits associated with the reversal of previous restructuring reserves no longer deemed necessary.

(b)	During the three months ended June 30, 2011, the net gain primarily relates to the sale of non-core assets. During the six months ended June 30, 2011, the net loss primarily relates to an impairment of a minority investment in a joint venture hotel located in Japan.

During the three and six months ended June 30, 2010, the net gain primarily relates to a $14 million gain from property insurance proceeds related to an owned hotel damaged by a tornado and a $5 million gain that resulted from the step acquisition of a controlling interest in a previously unconsolidated joint venture.

(c)	During the three months ended June 30, 2010, the expense primarily relates to tax expense at the statutory rate for restructuring credits and gains on asset dispositions. During the six months ended June 30, 2010, the expense primarily relates to tax expense at the statutory rate for restructuring credits and gains on asset dispositions, partially offset by the adjustment of deferred tax assets associated with prior year impairment charges due to a change in a foreign tax rate.

(d)	During the three and six months ended June 30, 2011, the benefit relates primarily to the sale of two wholly-owned hotels with high tax bases as a result of a previous transaction.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. (EDT) today at (706) 758-8744. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through August 4, 2011 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (706) 645-9291 (pass code #23166636).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,058 properties in nearly 100 countries and 145,000 employees at its owned and managed properties. Starwood Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (914) 640-8165.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%				%
2011	2010	Variance		2011	2010	Variance
			Revenues
$478	$437	9.4	Owned, leased and consolidated joint venture hotels	$888	$818	8.6
146	137	6.6	Vacation ownership and residential sales and services	299	270	10.7
201	177	13.6	Management fees, franchise fees and other income	378	330	14.5
601	538	11.7	Other revenues from managed and franchised properties (a)	1,156	1,058	9.3

1,426	1,289	10.6		2,721	2,476	9.9
			Costs and Expenses
381	347	(9.8)	Owned, leased and consolidated joint venture hotels	742	676	(9.8)
112	103	(8.7)	Vacation ownership and residential	223	204	(9.3)
88	92	4.3	Selling, general, administrative and other	168	168	—
—	(1)	(100.0)	Restructuring, goodwill impairment and other special charges (credits), net	—	(1)	(100.0)
60	66	9.1	Depreciation	120	132	9.1
7	7	—	Amortization	15	17	11.8
601	538	(11.7)	Other expenses from managed and franchised properties (a)	1,156	1,058	(9.3)

1,249	1,152	(8.4)		2,424	2,254	(7.5)
177	137	29.2	Operating income	297	222	33.8
7	3	n/m	Equity (losses) earnings and gains and (losses) from unconsolidated ventures, net.	11	6	83.3
(52)	(59)	11.9	Interest expense, net of interest income of $0, $0, $1 and $1	(106)	(121)	12.4
2	20	(90.0)	Gain (loss) on asset dispositions and impairments, net	(31)	21	n/m

134	101	32.7	Income from continuing operations before taxes and noncontrolling interests	171	128	33.6
16	(22)	n/m	Income tax benefit (expense)	6	(21)	n/m

150	79	89.9	Income (loss) from continuing operations	177	107	65.4
			Discontinued Operations:
—	(1)	100.0	Income (loss) from operations, net of tax	—	(1)	100.0
(19)	36	n/m	Gain (loss) on dispositions, net of tax	(20)	36	n/m

131	114	14.9	Net income	157	142	10.6
—	—	—	Net loss (income) attributable to noncontrolling interests	2	2	—

$131	$114	14.9	Net income attributable to Starwood	$159	$144	10.4

			Earnings (Losses) Per Share — Basic
$0.79	$0.44	79.5	Continuing operations	$0.95	$0.60	58.3
(0.10)	0.19	n/m	Discontinued operations	(0.11)	0.19	n/m

$0.69	$0.63	9.5	Net income	$0.84	$0.79	6.3

			Earnings (Losses) Per Share — Diluted
$0.77	$0.42	83.3	Continuing operations	$0.92	$0.58	58.6
(0.09)	0.19	n/m	Discontinued operations	(0.10)	0.19	n/m

$0.68	$0.61	11.5	Net income	$0.82	$0.77	6.5

			Amounts attributable to Starwood’s Common Shareholders
$150	$79	89.9	Continuing operations	$179	$109	64.2
(19)	35	n/m	Discontinued operations	(20)	35	n/m

$131	$114	14.9	Net income	$159	$144	10.4

189	182		Weighted average number of shares	188	182

195	189		Weighted average number of shares assuming dilution	195	188

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$999	$753
Restricted cash	78	53
Accounts receivable, net of allowance for doubtful accounts of $39 and $45	584	513
Inventories	848	802
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $9 and $10	56	59
Prepaid expenses and other	185	126

Total current assets	2,750	2,306
Investments	294	312
Plant, property and equipment, net	3,129	3,323
Assets held for sale	—	—
Goodwill and intangible assets, net	2,047	2,067
Deferred tax assets	988	979
Other assets (a)	440	381
Securitized vacation ownership notes receivable	351	408

	$9,999	$9,776

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$612	$9
Accounts payable	140	138
Current maturities of long-term securitized vacation ownership debt	121	127
Accrued expenses	1,226	1,104
Accrued salaries, wages and benefits	341	410
Accrued taxes and other	302	373

Total current liabilities	2,742	2,161
Long-term debt (b)	2,188	2,848
Long-term securitized vacation ownership debt	301	367
Deferred income taxes	30	28
Other liabilities	1,935	1,886

	7,196	7,290
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 195,461,305 and 192,970,437 shares at June 30, 2011 and December 31, 2010, respectively	2	2
Additional paid-in capital	901	805
Accumulated other comprehensive loss	(207)	(283)
Retained earnings	2,106	1,947

Total Starwood stockholders’ equity	2,802	2,471
Noncontrolling interest	1	15

Total equity	2,803	2,486

	$9,999	$9,776

(a)	Includes restricted cash of $1 million and $10 million at June 30, 2011 and December 31, 2010, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $431 million and $434 million at June 30, 2011 and December 31, 2010, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
2011	2010	% Variance		2011	2010	% Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$131	$114	14.9	Net income	$159	$144	10.4
54	64	(15.6)	Interest expense (a)	113	130	(13.1)
(15)	(12)	(25.0)	Income tax (benefit) expense (b)	(4)	(13)	69.2
67	75	(10.7)	Depreciation (c)	135	149	(9.4)
9	8	12.5	Amortization (d)	18	19	(5.3)

246	249	(1.2)	EBITDA	421	429	(1.9)
(2)	(20)	(90.0)	(Gain) loss on asset dispositions and impairments, net	31	(21)	n/m
18	(2)	n/m	Discontinued operations (gain) loss on dispositions	18	(2)	n/m
—	(1)	100.0	Restructuring, goodwill impairment and other special charges (credits), net	—	(1)	100.0

$262	$226	15.9	Adjusted EBITDA	$470	$405	16.0

(a)	Includes $2 million and $5 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended June 30, 2011 and 2010, respectively, and $6 million and $8 million for the six months ended June 30, 2011 and 2010, respectively.

(b)	Includes $1 million and $(34) million of tax expense (benefit) recorded in discontinued operations for the three months ended June 30, 2011 and 2010, respectively, and $2 million and $(34) million for the six months ended June 30, 2011 and 2010, respectively.

(c)	Includes $7 million and $9 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended June 30, 2011 and 2010, respectively, and $15 million and $17 million for the six months ended June 30, 2011 and 2010, respectively.

(d)	Includes $2 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended June 30, 2011 and 2010, respectively, and $3 million and $2 million for the six months ended June 30, 2011 and 2010, respectively.
Non-GAAP to GAAP Reconciliations — Branded Same-Store Owned Hotels Worldwide
(In millions)

	Three Months Ended
	June 30, 2011
	$ Change	% Variance
Revenue
Revenue increase (GAAP)	$49	15.0%
Impact of changes in foreign exchange rates	(19)	(5.7)%

Revenue increase in constant dollars	$30	9.3%

Expense
Expense increase (GAAP)	$30	11.7%
Impact of changes in foreign exchange rates	(13)	(5.2)%

Expense increase in constant dollars	$17	6.5%

Non-GAAP to GAAP Reconciliation — Earnings from Vacation Ownership and Residential Business
(In millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			$			$
	2011	2010	Variance	2011	2010	Variance
Earnings from vacation ownership and residential	$34	$34	$—	$76	$66	$10
Depreciation expense	(5)	(7)	2	(12)	(14)	2

Operating income from vacation ownership and residential	$29	$27	$2	$64	$52	$12

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
September 30, 2011		December 31, 2011
$70	Net income	$330
55	Interest expense	230
24	Income tax expense(a)	56
76	Depreciation and amortization	310

225	EBITDA	926
—	(Gain) loss on asset dispositions and impairments, net	31
—	Discontinued operations (gain) loss on dispositions	18

$225	Adjusted EBITDA	$975

Three Months Ended		Year Ended
September 30, 2011		December 31, 2011
$70	Income from continuing operations before special items	$326

$0.36	EPS before special items	$1.67

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	(31)

—	Total special items — pre-tax	(31)
—	Income tax benefit associated with dispositions	55

—	Total special items — after-tax	24

$70	Income from continuing operations	$350

$0.36	EPS including special items	$1.79

High Case

Three Months Ended		Year Ended
September 30, 2011		December 31, 2011
$78	Net income	$349
55	Interest expense	230
26	Income tax expense(a)	62
76	Depreciation and amortization	310

235	EBITDA	951
—	(Gain) loss on asset dispositions and impairments, net	31
—	Discontinued operations (gain) loss on dispositions	18

$235	Adjusted EBITDA	$1,000

Three Months Ended		Year Ended
September 30, 2011		December 31, 2011
$78	Income from continuing operations before special items	$345

$0.40	EPS before special items	$1.77

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	(31)

—	Total special items — pre-tax	(31)
—	Income tax benefit associated with dispositions	55

—	Total special items — after-tax	24

$78	Income from continuing operations	$369

$0.40	EPS including special items	$1.89

(a)	The full year amounts include $2 million of tax expense recorded in discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Earnings from Vacation Ownership and Residential Business
(In millions)

	Three Months Ended
	September 30,
			$
	2011	2010	Variance
Earnings from vacation ownership and residential	$34	$34	$—
Depreciation expense	(5)	(7)	2

Operating income from vacation ownership and residential	$29	$27	$2

Non-GAAP to GAAP Reconciliations — Future Earnings from Vacation Ownership and Residential Business
(In millions)
Low Case

Three Months Ended		Year Ended
September 30, 2011		December 31, 2011
$34	Earnings from vacation ownership and residential	$130
(5)	Depreciation expense	(23)

$29	Operating income from vacation ownership and residential	$107

High Case

Three Months Ended		Year Ended
September 30, 2011		December 31, 2011
$34	Earnings from vacation ownership and residential	$140
(5)	Depreciation expense	(23)

$29	Operating income from vacation ownership and residential	$117

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2011	2010	Variance	Worldwide	2011	2010	Variance
			Revenue
$400	$350	14.3	Same-Store Owned Hotels (a)	$726	$654	11.0
18	39	(53.8)	Hotels Sold or Closed in 2011 and 2010	42	70	(40.0)
52	46	13.0	Hotels Without Comparable Results	106	92	15.2
8	2	n/m	Other ancillary hotel operations	14	2	n/m

$478	$437	9.4	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$888	$818	8.6

			Costs and Expenses
$305	$276	(10.5)	Same-Store Owned Hotels (a)	$585	$538	(8.7)
14	30	53.3	Hotels Sold or Closed in 2011 and 2010	38	58	34.5
54	40	(35.0)	Hotels Without Comparable Results	105	78	(34.6)
8	1	n/m	Other ancillary hotel operations	14	2	n/m

$381	$347	(9.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$742	$676	(9.8)

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2011	2010	Variance	North America	2011	2010	Variance
			Revenue
$217	$200	8.5	Same-Store Owned Hotels (a)	$406	$380	6.8
18	39	(53.8)	Hotels Sold or Closed in 2011 and 2010	42	70	(40.0)
31	36	(13.9)	Hotels Without Comparable Results	72	76	(5.3)
—	—	—	Other ancillary hotel operations	—	—	—

$266	$275	(3.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$520	$526	(1.1)

			Costs and Expenses
$173	$165	(4.8)	Same-Store Owned Hotels (a)	$336	$322	(4.3)
14	30	53.3	Hotels Sold or Closed in 2011 and 2010	38	58	34.5
32	32	—	Hotels Without Comparable Results	66	64	(3.1)
—	—	—	Other ancillary hotel operations	—	—	—

$219	$227	3.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses.	$440	$444	0.9

Three Months Ended				Six Months Ended
June 30,				June 30,
		%	Same-Store Owned Hotels			%
2011	2010	Variance	International	2011	2010	Variance
			Revenue
$183	$150	22.0	Same-Store Owned Hotels (a)	$320	$274	16.8
—	—	—	Hotels Sold or Closed in 2011 and 2010	—	—	—
21	10	n/m	Hotels Without Comparable Results	34	16	n/m
8	2	n/m	Other ancillary hotel operations	14	2	n/m

$212	$162	$30.9	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$368	$292	26.0

			Costs and Expenses
$132	$111	(18.9)	Same-Store Owned Hotels (a)	$249	$216	(15.3)
—	—	—	Hotels Sold or Closed in 2011 and 2010	—	—	—
22	8	n/m	Hotels Without Comparable Results	39	14	n/m
8	1	n/m	Other ancillary hotel operations	14	2	n/m

$162	$120	(35.0)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$302	$232	(30.2)

(a)	Same-Store Owned Hotel Results exclude five hotels sold and 11 hotels without comparable results.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended June 30,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance
TOTAL HOTELS
REVPAR ($)	118.13	105.69	11.8%	114.15	104.21	9.5%	123.67	107.77	14.8%
ADR ($)	168.58	156.95	7.4%	154.97	147.92	4.8%	190.05	171.04	11.1%
Occupancy (%)	70.1%	67.3%	2.8	73.7%	70.4%	3.3	65.1%	63.0%	2.1

SHERATON
REVPAR ($)	98.45	90.93	8.3%	96.65	90.35	7.0%	100.84	91.70	10.0%
ADR ($)	144.23	136.33	5.8%	134.04	129.49	3.5%	159.68	146.46	9.0%
Occupancy (%)	68.3%	66.7%	1.6	72.1%	69.8%	2.3	63.2%	62.6%	0.6

WESTIN
REVPAR ($)	134.38	120.34	11.7%	128.13	116.25	10.2%	152.28	132.05	15.3%
ADR ($)	181.83	170.34	6.7%	169.28	161.35	4.9%	221.37	198.24	11.7%
Occupancy (%)	73.9%	70.6%	3.3	75.7%	72.0%	3.7	68.8%	66.6%	2.2

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	203.70	168.90	20.6%	209.35	180.80	15.8%	201.07	163.33	23.1%
ADR ($)	306.31	274.78	11.5%	288.87	270.50	6.8%	315.54	277.06	13.9%
Occupancy (%)	66.5%	61.5%	5.0	72.5%	66.8%	5.7	63.7%	59.0%	4.7

LE MERIDIEN
REVPAR ($)	133.03	116.47	14.2%	213.88	189.33	13.0%	124.06	108.38	14.5%
ADR ($)	196.23	179.36	9.4%	245.04	229.94	6.6%	189.02	172.02	9.9%
Occupancy (%)	67.8%	64.9%	2.9	87.3%	82.3%	5.0	65.6%	63.0%	2.6

W
REVPAR ($)	213.17	182.31	16.9%	203.61	179.27	13.6%	246.50	192.91	27.8%
ADR ($)	269.72	245.19	10.0%	254.85	237.34	7.4%	324.13	274.61	18.0%
Occupancy (%)	79.0%	74.4%	4.6	79.9%	75.5%	4.4	76.0%	70.2%	5.8

FOUR POINTS
REVPAR ($)	78.84	70.37	12.0%	75.86	69.79	8.7%	84.23	71.44	17.9%
ADR ($)	113.08	106.04	6.6%	107.14	102.34	4.7%	124.35	113.28	9.8%
Occupancy (%)	69.7%	66.4%	3.3	70.8%	68.2%	2.6	67.7%	63.1%	4.6

ALOFT
REVPAR ($)	74.10	63.56	16.6%	75.86	65.38	16.0%
ADR ($)	102.41	100.47	1.9%	104.01	100.73	3.3%
Occupancy (%)	72.4%	63.3%	9.1	72.9%	64.9%	8.0

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended June 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2011	2010	Variance	2011	2010	Variance
TOTAL WORLDWIDE
REVPAR ($)	118.13	105.69	11.8%	134.49	119.79	12.3%
ADR ($)	168.58	156.95	7.4%	191.65	176.87	8.4%
Occupancy (%)	70.1%	67.3%	2.8	70.2%	67.7%	2.5

NORTH AMERICA
REVPAR ($)	114.15	104.21	9.5%	142.50	130.42	9.3%
ADR ($)	154.97	147.92	4.8%	186.82	177.69	5.1%
Occupancy (%)	73.7%	70.4%	3.3	76.3%	73.4%	2.9

EUROPE
REVPAR ($)	174.64	139.96	24.8%	203.12	160.84	26.3%
ADR ($)	243.15	208.00	16.9%	273.77	229.26	19.4%
Occupancy (%)	71.8%	67.3%	4.5	74.2%	70.2%	4.0

AFRICA & MIDDLE EAST
REVPAR ($)	108.57	116.82	(7.1%)	109.08	117.49	(7.2%)
ADR ($)	180.11	168.44	6.9%	181.80	169.87	7.0%
Occupancy (%)	60.3%	69.4%	(9.1)	60.0%	69.2%	(9.2)

ASIA PACIFIC
REVPAR ($)	102.92	89.99	14.4%	103.45	88.25	17.2%
ADR ($)	161.95	151.08	7.2%	161.49	150.75	7.1%
Occupancy (%)	63.6%	59.6%	4.0	64.1%	58.5%	5.6

LATIN AMERICA
REVPAR ($)	92.34	78.88	17.1%	94.90	79.87	18.8%
ADR ($)	153.72	141.50	8.6%	159.39	148.06	7.7%
Occupancy (%)	60.1%	55.7%	4.4	59.5%	53.9%	5.6

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended June 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance
TOTAL HOTELS	49 Hotels			23 Hotels			26 Hotels
REVPAR ($)	170.59	145.56	17.2%	169.80	154.86	9.6%	171.56	134.17	27.9%
ADR ($)	226.88	206.03	10.1%	213.72	203.53	5.0%	245.14	209.67	16.9%
Occupancy (%)	75.2%	70.7%	4.5	79.5%	76.1%	3.4	70.0%	64.0%	6.0

Total Revenue	399,633	350,254	14.1%	217,057	200,267	8.4%	182,575	149,987	21.7%
Total Expenses	305,437	276,018	(10.7%)	172,652	164,640	(4.9%)	132,785	111,378	(19.2%)

BRANDED HOTELS	43 Hotels			17 Hotels			26 Hotels
REVPAR ($)	176.32	148.84	18.5%	181.07	163.48	10.8%	171.56	134.17	27.9%
ADR ($)	231.35	209.22	10.6%	219.64	208.86	5.2%	245.14	209.67	16.9%
Occupancy (%)	76.2%	71.1%	5.1	82.4%	78.3%	4.1	70.0%	64.0%	6.0

Total Revenue	375,717	326,707	15.0%	193,142	176,720	9.3%	182,575	149,987	21.7%
Total Expenses	284,655	254,836	(11.7%)	151,870	143,458	(5.9%)	132,785	111,378	(19.2%)

(1)	Hotel Results exclude 5 hotel sold and 11 hotels without comparable results during 2011 & 2010

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended June 30,
UNAUDITED ($ millions)

	Worldwide
	2011	2010	$ Variance	% Variance
Management Fees:
Base Fees	79	69	10	14.5%
Incentive Fees	32	31	1	3.2%

Total Management Fees (1)	111	100	11	11.0%

Franchise Fees	49	41	8	19.5%

Total Management & Franchise Fees	160	141	19	13.5%

Other Management & Franchise Revenues (2)	31	30	1	3.3%

Total Management & Franchise Revenues	191	171	20	11.7%

Other	10	6	4	66.7%

Management Fees, Franchise Fees & Other Income	201	177	24	13.6%

(1)	Total Management Fees includes fees from North Africa and Japan of approximately $4 and $8 in 2011 and 2010, respectively.

(2)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $21 and $20 in 2011 and 2010, respectively, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended June 30,
UNAUDITED ($ millions)

	2011	2010	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	80	74	6	8.1%
Other Sales and Services Revenues (2)	70	62	8	12.9%
Deferred Revenues — Percentage of Completion	—	—	—	—
Deferred Revenues — Other (3)	(6)	(5)	(1)	(20.0%)

Vacation Ownership Sales and Services Revenues	144	131	13	9.9%
Residential Sales and Services Revenues	2	6	(4)	(66.7%)

Total Vacation Ownership & Residential Sales and Services Revenues	146	137	9	6.6%

Originated Sales Expenses (4) — Vacation Ownership Sales	54	48	(6)	(12.5%)
Other Expenses (5)	53	50	(3)	(6.0%)
Deferred Expenses — Percentage of Completion	—	—	—	—
Deferred Expenses — Other	3	5	2	40.0%

Vacation Ownership Expenses	110	103	(7)	(6.8%)
Residential Expenses	2	0	(2)	n/m

Total Vacation Ownership & Residential Expenses	112	103	(9)	(8.7%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Six Months Ended June 30,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance
TOTAL HOTELS
REVPAR ($)	112.16	101.02	11.0%	107.16	97.25	10.2%	119.24	106.35	12.1%
ADR ($)	167.44	157.12	6.6%	154.49	147.55	4.7%	187.41	171.51	9.3%
Occupancy (%)	67.0%	64.3%	2.7	69.4%	65.9%	3.5	63.6%	62.0%	1.6

SHERATON
REVPAR ($)	94.34	87.11	8.3%	89.99	83.04	8.4%	100.20	92.60	8.2%
ADR ($)	144.79	136.88	5.8%	133.13	128.08	3.9%	161.96	149.27	8.5%
Occupancy (%)	65.2%	63.6%	1.6	67.6%	64.8%	2.8	61.9%	62.0%	(0.1)

WESTIN
REVPAR ($)	127.79	115.16	11.0%	122.73	111.60	10.0%	142.62	125.57	13.6%
ADR ($)	181.40	170.79	6.2%	170.95	163.20	4.7%	214.49	194.28	10.4%
Occupancy (%)	70.4%	67.4%	3.0	71.8%	68.4%	3.4	66.5%	64.6%	1.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	188.71	160.82	17.3%	202.06	174.66	15.7%	182.36	154.21	18.3%
ADR ($)	293.07	267.98	9.4%	289.23	271.70	6.5%	295.13	266.01	10.9%
Occupancy (%)	64.4%	60.0%	4.4	69.9%	64.3%	5.6	61.8%	58.0%	3.8

LE MERIDIEN
REVPAR ($)	127.69	114.56	11.5%	189.17	166.78	13.4%	120.94	108.81	11.1%
ADR ($)	191.27	180.00	6.3%	231.07	213.91	8.0%	185.77	175.31	6.0%
Occupancy (%)	66.8%	63.6%	3.2	81.9%	78.0%	3.9	65.1%	62.1%	3.0

W
REVPAR ($)	198.08	169.49	16.9%	188.82	165.52	14.1%	230.31	183.34	25.6%
ADR ($)	262.83	242.20	8.5%	248.27	232.13	7.0%	315.64	280.52	12.5%
Occupancy (%)	75.4%	70.0%	5.4	76.1%	71.3%	4.8	73.0%	65.4%	7.6

FOUR POINTS
REVPAR ($)	74.30	66.38	11.9%	69.29	63.51	9.1%	83.67	71.71	16.7%
ADR ($)	112.04	106.00	5.7%	104.16	100.85	3.3%	126.89	115.75	9.6%
Occupancy (%)	66.3%	62.6%	3.7	66.5%	63.0%	3.5	65.9%	62.0%	3.9

ALOFT
REVPAR ($)	70.41	58.60	20.2%	70.55	58.53	20.5%
ADR ($)	105.04	101.21	3.8%	105.02	99.27	5.8%
Occupancy (%)	67.0%	57.9%	9.1	67.2%	59.0%	8.2

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Six Months Ended June 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2011	2010	Variance	2011	2010	Variance
TOTAL WORLDWIDE
REVPAR ($)	112.16	101.02	11.0%	128.22	115.11	11.4%
ADR ($)	167.44	157.12	6.6%	189.10	176.35	7.2%
Occupancy (%)	67.0%	64.3%	2.7	67.8%	65.3%	2.5

NORTH AMERICA
REVPAR ($)	107.16	97.25	10.2%	133.82	121.23	10.4%
ADR ($)	154.49	147.55	4.7%	184.88	175.81	5.2%
Occupancy (%)	69.4%	65.9%	3.5	72.4%	69.0%	3.4

EUROPE
REVPAR ($)	145.11	123.86	17.2%	166.06	140.98	17.8%
ADR ($)	224.84	200.90	11.9%	249.00	220.76	12.8%
Occupancy (%)	64.5%	61.7%	2.8	66.7%	63.9%	2.8

AFRICA & MIDDLE EAST
REVPAR ($)	119.71	126.19	(5.1%)	120.54	127.10	(5.2%)
ADR ($)	191.10	180.79	5.7%	192.93	182.40	5.8%
Occupancy (%)	62.6%	69.8%	(7.2)	62.5%	69.7%	(7.2)

ASIA PACIFIC
REVPAR ($)	107.77	93.32	15.5%	107.39	90.99	18.0%
ADR ($)	168.30	153.82	9.4%	167.84	152.96	9.7%
Occupancy (%)	64.0%	60.7%	3.3	64.0%	59.5%	4.5

LATIN AMERICA
REVPAR ($)	94.08	80.51	16.9%	97.98	82.64	18.6%
ADR ($)	154.25	142.88	8.0%	160.66	151.34	6.2%
Occupancy (%)	61.0%	56.3%	4.7	61.0%	54.6%	6.4

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Six Months Ended June 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2011	2010	Variance	2011	2010	Variance	2011	2010	Variance
TOTAL HOTELS	49 Hotels			23 Hotels			26 Hotels
REVPAR ($)	154.08	134.86	14.3%	157.04	144.25	8.9%	150.45	123.33	22.0%
ADR ($)	215.79	201.57	7.1%	208.84	199.96	4.4%	225.37	203.94	10.5%
Occupancy (%)	71.4%	66.9%	4.5	75.2%	72.1%	3.1	66.8%	60.5%	6.3

Total Revenue	726,035	653,601	11.1%	405,965	380,022	6.8%	320,070	273,579	17.0%
Total Expenses	584,904	537,756	(8.8%)	336,250	322,366	(4.3%)	248,654	215,391	(15.4%)

BRANDED HOTELS	43 Hotels			17 Hotels			26 Hotels
REVPAR ($)	159.63	138.41	15.3%	168.79	153.43	10.0%	150.45	123.33	22.0%
ADR ($)	219.58	203.67	7.8%	214.67	203.45	5.5%	225.37	203.94	10.5%
Occupancy (%)	72.7%	68.0%	4.7	78.6%	75.4%	3.2	66.8%	60.5%	6.3

Total Revenue	682,752	610,212	11.9%	362,682	336,633	7.7%	320,070	273,579	17.0%
Total Expenses	543,723	495,809	(9.7%)	295,069	280,419	(5.2%)	248,654	215,391	(15.4%)

(1)	Hotel Results exclude 5 hotel sold and 11 hotels without comparable results during 2011 & 2010

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Six Months Ended June 30,
UNAUDITED ($ millions)

	Worldwide
	2011	2010	$ Variance	% Variance
Management Fees:
Base Fees	146	129	17	13.2%
Incentive Fees	62	58	4	6.9%

Total Management Fees	208	187	21	11.2%

Franchise Fees	92	76	16	21.1%

Total Management & Franchise Fees	300	263	37	14.1%

Other Management & Franchise Revenues (1)	63	59	4	6.8%

Total Management & Franchise Revenues	363	322	41	12.7%

Other	15	8	7	87.5%

Management Fees, Franchise Fees & Other Income	378	330	48	14.5%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $42 and $40 in 2011 and 2010, respectively, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Six Months Ended June 30,
UNAUDITED ($ millions)

	2011	2010	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	162	151	11	7.3%
Other Sales and Services Revenues (2)	136	124	12	9.7%
Deferred Revenues — Percentage of Completion	—	—	—	—
Deferred Revenues — Other (3)	(7)	(13)	6	46.2%

Vacation Ownership Sales and Services Revenues	291	262	29	11.1%
Residential Sales and Services Revenues	8	8	0	0.0%

Total Vacation Ownership & Residential Sales and Services Revenues	299	270	29	10.7%

Originated Sales Expenses (4) — Vacation Ownership Sales	112	97	(15)	(15.5%)
Other Expenses (5)	101	95	(6)	(6.3%)
Deferred Expenses — Percentage of Completion	—	—	—	—
Deferred Expenses — Other	6	11	5	45.5%

Vacation Ownership Expenses	219	203	(16)	(7.9%)
Residential Expenses	4	1	(3)	n/m

Total Vacation Ownership & Residential Expenses	223	204	(19)	(9.3%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of June 30, 2011
UNAUDITED ($ millions)
Properties without comparable results in 2011:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin Peachtree	Atlanta, GA
W New Orleans — French Quarter	New Orleans, LA
Westin St. John Resort	St. John, US Virgin Islands
St. Regis Osaka	Osaka, Japan
W London	London, England
Grand Hotel — Florence	Florence, Italy
Sheraton Kauai	Koloa, HI
Atlanta Perimeter	Atlanta, GA
Hotel Alfonso	Seville, Spain
Four Points by Sheraton Philadelphia Airport	Philadelphia, PA
Properties sold or closed in 2011 and 2010:

Property	Location
W New York — The Court & Tuscany	New York, NY
St. Regis Aspen	Aspen, CO
The Westin Gaslamp Quarter, San Diego	San Diego, CA
W City Center	Chicago, IL
Boston Park Plaza	Boston, MA
Revenues and Expenses Associated with Assets Sold or Closed in 2011 and 2010: (1)

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2010:
2010
Revenues	$8	$3	$7	$—	$18
Expenses (excluding depreciation)	$6	$4	$5	$—	$15

Hotels Sold or Closed in 2011:
2011
Revenues	$24	$18	$—	$—	$42
Expenses (excluding depreciation)	$24	$14	$—	$—	$38

2010
Revenues	$23	$36	$33	$31	$123
Expenses (excluding depreciation)	$22	$26	$26	$23	$97

(1)	Results consist of 3 hotels sold in 2011 and 1 hotel sold in 2010. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2011 and 2010. These amounts do not include revenues and expense from the W New York — The Court & Tuscany which were reclassified to discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Six Months Ended June 30, 2011
UNAUDITED ($ millions)

	Q2	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	24	46
Corporate/IT	27	45

Subtotal	51	91

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St.Regis Bal Harbour)	(9)	(25)
Net capital expenditures for inventory — St.Regis Bal Harbour	40	72

Subtotal	31	47

Development Capital	32	65

Total Capital Expenditures	114	203

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.

(2)	Represents gross inventory capital expenditures of $47 and $84 in the three months and six months ended June 30, 2011, respectively, less cost of sales of $16 and $37 in the three months and six months ended June 30, 2011, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2011 Divisional Hotel Inventory Summary by Ownership by Brand*
As of June 30, 2011

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	6	3,528	4	705	5	2,713	2	821	17	7,767
Westin	4	2,399	3	650	3	902	1	273	11	4,224
Four Points	2	327	—	—	—	—	—	—	2	327
W	5	1,795	2	665	—	—	—	—	7	2,460
Luxury Collection	1	643	7	602	1	180	—	—	9	1,425
St. Regis	2	489	1	161	—	—	1	160	4	810
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	7	1,928	—	—	—	—	—	—	7	1,928

Total Owned	30	11,504	17	2,783	9	3,795	4	1,254	60	19,336

Managed & UJV
Sheraton	37	25,775	62	18,875	15	2,942	59	21,258	173	68,850
Westin	55	28,709	13	4,026	2	665	26	8,859	96	42,259
Four Points	1	171	10	1,971	4	517	13	4,363	28	7,022
W	23	6,911	3	714	2	433	6	1,436	34	9,494
Luxury Collection	4	1,648	20	3,757	7	290	5	1,464	36	7,159
St. Regis	9	1,811	1	93	2	309	6	1,316	18	3,529
Le Meridien	4	607	53	13,617	—	—	24	6,896	81	21,120
Aloft	—	—	2	555	—	—	2	431	4	986
Other	1	773	1	—	—	—	—	—	2	773

Total Managed & UJV	134	66,405	165	43,608	32	5,156	141	46,023	472	161,192

Franchised
Sheraton	156	47,079	29	6,814	8	2,040	15	6,421	208	62,354
Westin	58	18,628	5	2,174	3	697	8	2,231	74	23,730
Four Points	104	16,587	10	1,449	8	1,276	7	1,227	129	20,539
Luxury Collection	8	1,629	14	1,883	2	248	8	2,260	32	6,020
St. Regis	—	—	1	133	—	—	—	—	1	133
Le Meridien	7	2,007	5	1,455	2	324	3	714	17	4,500
Aloft	41	5,960	—	—	—	—	2	301	43	6,261
Element	8	1,309	—	—	—	—	—	—	8	1,309

Total Franchised	382	93,199	64	13,908	23	4,585	43	13,154	512	124,846

Systemwide
Sheraton	199	76,382	95	26,394	28	7,695	76	28,500	398	138,971
Westin	117	49,736	21	6,850	8	2,264	35	11,363	181	70,213
Four Points	107	17,085	20	3,420	12	1,793	20	5,590	159	27,888
W	28	8,706	5	1,379	2	433	6	1,436	41	11,954
Luxury Collection	13	3,920	41	6,242	10	718	13	3,724	77	14,604
St. Regis	11	2,300	3	387	2	309	7	1,476	23	4,472
Le Meridien	11	2,614	58	15,072	2	324	27	7,610	98	25,620
Aloft	43	6,232	2	555	—	—	4	732	49	7,519
Element	9	1,432	—	—	—	—	—	—	9	1,432
Other	8	2,701	1	—	—	—	—	—	9	2,701
Vacation Ownership	13	6,618	—	—	1	382	—	—	14	7,000

Total Systemwide	559	177,726	246	60,299	65	13,918	188	60,431	1,058	312,374

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of June 30, 2011
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total(2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,463	121	21	1,605
St. Regis	2	2	—	63	—	—	63
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	22	22	16	4,735	121	734	5,590

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	23	23	17	4,933	121	734	5,788

Total Intervals Including UJV’s (7)				256,516	6,292	38,168	300,976

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales or future development.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.